As filed with the U.S. Securities and Exchange Commission on November 12, 2024

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALPHA COGNITION INC.
(Exact name of registrant as specified in its charter)

British Columbia	2836	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1200 – 750 West Pender Street
Vancouver, BC, V6C 2T8
(858) 344-4375
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael McFadden
Chief Executive Officer
Alpha Cognition Inc.
1200 – 750 West Pender Street
Vancouver, BC, V6C 2T8
(858) 344-4375
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jason K. Brenkert, Esq. Dorsey & Whitney LLP 1400 Wewatta Street, Suite 400 Denver, Colorado 80202 (303) 352-1133	Mitchell S. Nussbaum, Esq. Norwood P. Beveridge, Esq. Lili Taheri, Esq. Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 (212) 407-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-280196

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE

This registration statement is being filed pursuant to Rule 462(b) and General Instruction V to Form S-1, both promulgated under the Securities Act of 1933, as amended, and is being filed for the sole purpose of increasing the proposed maximum aggregate offering price of the securities offered by Alpha Cognition Inc. (the “Company”) by $6,786,409.07. This registration statement relates to the Company’s registration statement on Form S-1 (File No. 333-280196), as amended (the “Prior Registration Statement”), declared effective by the Securities and Exchange Commission on November 8, 2024. The contents of the Prior Registration Statement are incorporated herein by reference.

The required opinion, consents and filing fee-related information are listed on an Exhibit Index attached hereto and filed herewith.

Item 16. Exhibits and Financial Statement Schedules

All exhibits filed with or incorporated by reference in Registration Statement No. 333-280196 are incorporated by reference into, and shall be deemed to be part of, this Registration Statement, except for the following, which are filed herewith:

5.1	Opinion of Morton Law LLP

5.2	Opinion Dorsey & Whitney LLP

23.1	Consent of Manning Elliott LLP

23.2	Consent of Morton Law LLP (included in Exhibit 5.1)

23.3	Consent of Dorsey & Whitney LLP (included in Exhibit 5.2)

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, on November 12, 2024.

ALPHA COGNITION INC.

By:	/s/ Michael McFadden
	Name:	Michael McFadden
	Title:	Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Michael McFadden		Dated: November 12, 2024
Name:	Michael McFadden
Title:	Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Henry Du		Dated: November 12, 2024
Name:	Henry Du
Title:	Vice President of Finance and Accounting and
interim Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Len Mertz		Dated: November 12, 2024
Name:	Len Mertz
Title:	Chairman and Director

/s/ John Havens		Dated: November 12, 2024
Name:	John Havens
Title:	Director

/s/ Philip Mertz		Dated: November 12, 2024
Name:	Phillip Mertz
Title:	Director

/s/ Rajeev Bakshi		Dated: November 12, 2024
Name:	Rajeev Bakshi
Title:	Director

/s/ Ken Cawkell		Dated: November 12, 2024
Name:	Ken Cawkell
Title:	Director

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of the Registrant in the United States, on November 12 2024.

By:	/s/ Michael McFadden
	Name:	Michael McFadden
	Title:	Chief Executive Officer and Director

3